EXHIBIT 7


TRAVIS STREET PARTNERS, LLC                                   910 TRAVIS STREET
                                                                     SUITE 2150
                                                           HOUSTON, TEXAS 77002
                                                               FAX 713 759 2040
                                                               TEL 713 759 2030
                                                   WWW.TRAVISSTREETPARTNERS.COM

                                February 19, 2001


Global Undervalued Securities Master Fund, L.P.
Global Undervalued Securities Fund, L.P.
Global Undervalued Securities Fund, Ltd.
Global Undervalued Securities Fund (QP), L.P.
Kleinheinz Capital Partners LDC
Kleinheinz Capital Partners, Inc.

201 Main Street, Suite 2001
Fort Worth, Texas 76102

John B. Kleinheinz
c/o Kleinheinz Capital Partners, Inc.
201 Main Street, Suite 2001
Fort Worth, Texas 76102

J. Kenneth Phillips
c/o Kleinheinz Capital Partners , Inc.
201 Main Street, Suite 2001
Fort Worth, Texas 76102


Gentlemen:

           As we discussed, each of Travis Street Partners, LLC, a Texas limited liability company ("TSP"), and Global Undervalued Securities Master Fund, L.P., a Cayman Islands exempted limited partnership ("Global"), is a stockholder of ICO, Inc. ("ICO"). The general partners of Global are Global Undervalued Securities Fund, L.P., a Cayman Islands exempted limited partnership ("Global L.P."), Global Undervalued Securities Fund, Ltd., a Cayman Islands exempted company ("Global Ltd."), and Global Undervalued Securities Fund (QP), L.P., a Cayman Islands exempted limited partnership ("Global QP"). Kleinheinz Capital Partners LDC, a Cayman Islands exempted limited duration company ("KC LDC"), is the sole general partner of each of Global L.P. and Global QP. Kleinheinz Capital Partners, Inc., a Texas cooperation ("KC Inc."), is the investment advisor to each of Global, Global L.P., Global Ltd., Global QP and KC LDC. John
B. Kleinheinz ("Kleinheinz") is the president and the sole director of KC Inc. and the sole director of KC LDC. J. Kenneth Phillips ("Phillips") is the chief financial officer of KC Inc. KC Inc. has no officers other than its two officers and one director. KC LDC has no officers other than its one director. Kleinheinz and Phillips are the sole directors of Global Ltd. Global Ltd. has no officers other than its two directors. Global has or shortly hereafter will have made a capital contribution to TSP in the amount of $300,000 for an 8.6% membership interest in TSP. Consequently, TSP, Global, Global L.P., Global Ltd., Global QP, KC LDC, KC Inc., Kleinheinz and Phillips (collectively, the "Parties") share an interest in maximizing the value of ICO's common stock. To this end, A. John Knapp, James D. Calaway, and Charles T. McCord, III (the "Nominees"), each of which is a member or a partner in a member of Travis Street Partners, LLC ("TSP"), have consented to serve as directors of ICO if elected after their nomination at the ICO's 2001 Annual Meeting of Shareholders, and further the Parties hereby mutually agree as follows:

1. Each Party may (subject to Section 5 below) acquire, hold or dispose of shares of ICO's common stock, with no par value ("Shares"), as and when such Party chooses but each Party shall consult with the other Parties prior to any acquisition or disposition of any Shares, and will promptly notify the other Parties of any such acquisition or disposition, including the number of Shares acquired or disposed of, the acquisition or disposition price, the date of the transaction and the manner in which the transaction was effected. TSP represents that TSP owns 1,158,300, and each of Global, Global L.P., Global Ltd., Global QP, KC LDC, KC Inc., Kleinheinz and Phillips represent that Global owns 481,000 Shares on the date hereof.

2. Each Party may vote such Party's respective Shares as and when such Party chooses but each Party shall consult with the other Parties prior to voting such Party's respective Shares on any matter subject to a stockholder vote and shall notify the other Party regarding how any Shares have been voted.

3. Each Party acknowledges that the Parties will file a Statement on Schedule 13D with the Securities and Exchange Commission ("SEC") with respect to the beneficial ownership of Shares by each Party and that the Parties may be deemed to be members of a group. Accordingly, each Party agrees to provide to the other Parties all information necessary to effect any Schedule 13D filing. Each Party further agrees to consult with each other Party prior to adopting any plans or proposals which relate to or would result in any of the actions required to be set forth in parts (a) through (j) of Item 4 of Schedule 13D or any amendments thereto.

4. Each Party further acknowledges that each Party may be deemed a participant with respect to the solicitation of proxies for the Nominees. Accordingly, each Party agrees to provide to the other Parties all information necessary to satisfy the disclosure requirements applicable to any proxy statement or other soliciting material to be used in such solicitation.

5. Notwithstanding any other provision of this agreement to the contrary, no Party shall acquire beneficial ownership (as defined in that certain Rights Agreement, dated as of April 1, 1998, between ICO and Harris Trust & Savings
Bank) of any Shares unless both (i) such Party (if other than TSP) has given TSP 5 days' advance written notice of the proposed acquisition and (ii) TSP has not


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
notified such Party in writing during such five day period that in TSP's reasonable judgment there is a material risk that TSP, together with TSP's affiliates and associates, may be deemed to have beneficial ownership of 15% or more of the Shares then outstanding upon consummation of such proposed acquisition.

6. Each of the Parties hereby acknowledges that Weil, Gotshal & Manges LLP ("WGM") represents TSP and no other Party and that WGM may rely on such acknowledgment.

7. Each Party agrees to indemnify each of the other Parties for any costs, liabilities or damages (including reasonable attorney's fees, and whether or not arising from third party claims) arising from any breach by the indemnifying Party of such Party's representations or agreements herein.

8. Any Party hereto may terminate this agreement at any time by delivering a written notice of termination to the other Parties. Notwithstanding any such termination, the provisions of paragraphs 5, 6 and 7 will survive termination of this agreement as to any claims arising on or prior to the date of its termination. Upon a termination of this agreement by any Party, the Parties, except as provided under this paragraph 8, shall have no further obligation to the other.

9. This agreement is the only agreement between the Parties hereto with respect to the subject matter hereof and supercedes any previous oral or written statements with respect to the subject matter hereof. Nothing in this agreement shall be construed or be deemed to create a partnership, joint venture or similar relationship among the Parties hereto and the only obligations of the Parties to one another hereunder shall be as expressly set forth herein.

10. This agreement may be signed in counterparts, each of which shall be deemed to be an original instrument, and shall together constitute one and the same agreement.

           If the foregoing accurately sets forth our mutual agreement (which shall be governed by and construed in accordance with the laws of the State of Texas), please so indicate by signing a copy of this agreement where indicated below and returning it to the undersigned.

                                          Very truly yours,

                                          TRAVIS STREET PARTNERS, LLC

                                          By: /s/ Christopher N. O'Sullivan
                                              ---------------------------------
                                              Christopher N. O'Sullivan
                                              Manager


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
Accepted and agreed this 19th day of February, 2001:


By: /s/ John B. Kleinheinz
    --------------------------------------
    John B. Kleinheinz


By: /s/ J. Kenneth Phillips
    --------------------------------------
    J. Kenneth Phillips



GLOBAL UNDERVALUED SECURITIES
MASTER FUND, L.P., a Cayman Islands
exempted limited partnership

By:  Global Undervalued Securities Fund, Ltd.,
as a General Partner

By: /s/ John B. Kleinheinz
    --------------------------------------
    John B. Kleinheinz
    Director


By: /s/ J. Kenneth Phillips
    --------------------------------------
    J. Kenneth Phillips
    Director


GLOBAL UNDERVALUED SECURITIES
FUND, L.P., a Cayman Islands exempted
limited partnership

By: Kleinheinz Capital Partners LDC, as
General Partner

By: /s/ John B. Kleinheinz
    --------------------------------------
    John B. Kleinheinz
    Director



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
GLOBAL UNDERVALUED SECURITIES
FUND, LTD., a Cayman Islands
exempted company

By: /s/ John B. Kleinheinz
    --------------------------------------
    John B. Kleinheinz
    Director


By: /s/ J. Kenneth Phillips
    --------------------------------------
    J. Kenneth Phillips
    Director


GLOBAL UNDERVALUED SECURITIES
FUND (QP), L.P., a Cayman Islands
exempted limited partnership

By: Kleinheinz Capital Partners LDC,
as General Partner

By: /s/ John B. Kleinheinz
    --------------------------------------
    John B. Kleinheinz
    Director


KLEINHEINZ CAPITAL PARTNERS LDC,
a Cayman Islands exempted limited
duration company

By: /s/ John B. Kleinheinz
    --------------------------------------
    John B. Kleinheinz
    Director


KLEINHEINZ CAPITAL PARTNERS, INC.,
a Texas corporation


By: /s/ John B. Kleinheinz
    --------------------------------------
    John B. Kleinheinz
    President



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